Exhibit 10.26

PROMISSORY NOTE

$ 100,000.00	October 25, 2018

FOR VALUE RECEIVED, the undersigned, DRONE AVIATION HOLDING CORP., a Nevada corporation (the “Maker”), promises to pay to Jay Nussbaum, (the “Payee”), at Jacksonville, Florida, or at such other place as the legal holder hereof may designate in writing, the principal sum of $100,000.00, with interest thereon from the date hereof at the Applicable Rate (as hereinafter defined). All principal and accrued interest shall be due and payable on November 30, 2018. The “Applicable Rate,” means Six Percent (6%) per annum.

The Maker may voluntarily prepay in cash all or a portion of the principal indebtedness and accrued interest hereunder, at any time, without premium or penalty.

All sums not paid when due hereunder shall bear interest from the due date until paid at 18% per annum.

If all or any portion of the indebtedness hereby evidenced is not paid when due, or in the event of the dissolution, insolvency, bankruptcy or receivership of the Maker, the holder may, without further notice or demand, declare this indebtedness to be immediately due and payable in cash.

The Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder’s rights hereunder or under any instruments securing payment of this Note, the Maker will pay to the holder its reasonable attorneys’ fees and all court costs and other expenses incurred in connection therewith.

The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof and the release of any party liable for payment of this obligation. Any such extension of time or release may be made at any time and from time to time without notice to any such party and without discharging said party’s liability hereunder.

This Note is to be construed according to the laws of the State of Florida.

DRONE AVIATION HOLDING CORP.

By	/s/ Kendall Carpenter
Kendall Carpenter, Chief Financial Officer